Exhibit 10(ix)





                  Kulicke & Soffa Industries Inc.
               Executive Incentive Compensation Plan
                As Amended Through October 14, 1997

                              SECTION 1

                     PURPOSE AND EFFECTIVE DATE
                     --------------------------

     Kulicke & Soffa Industries Inc. (the "Company") has established this Executive Incentive Compensation Plan (the "Plan") in order to make a significant portion of the total cash compensation for certain of the Company's key executives depend upon the attainment of Performance Objectives. The Company believes that by providing compensation based on the attainment of specified objectives, the Plan will serve as an effective means of attracting and retaining key executives and motivating and rewarding executives.

     In recognition of the volatile nature of the Company's business, the Plan has been amended and restated, effective with respect to Plan Years beginning on and after October 1, 1997, in order to provide that Company-Based Operating Performance Objectives will be established on a semi-annual, rather than an annual, basis.


                              SECTION 2

                             DEFINITIONS
                             -----------

     (a) Applicable Multiplier. The multiplier shown in the table below opposite the percentage of Company-Based Operating Performance Objective actually achieved for the relevant six-month period of a Plan Year, using linear interpolation between percentages and between multipliers:

     Percentage of Company-Based
Operating Performance Objective Achieved         Multiplier

          150% or more                               1.4
          140%                                       1.3
          130%                                       1.2
          115%                                       1.1
          100%                                       1.0
          75%                                        0.5
          50% or below                               0.0


     In the case of an Individual Performance Objective, the Applicable Multiplier is 1.0 if the Participant achieves 100% or more of the Objective.

     (b)  Board. The Company's Board of Directors.
     (c) Committee. The Compensation Committee of the Board, as constituted from time to time.
     (d) Operating Profits. The net income of the Company (or a designated unit within the Company) for either the first six months of a Plan Year (i.e., October through the following March) or the second six months of the Plan Year (i.e., April through September), as applicable, determined in accordance with generally accepted accounting principles as applied by the Company from time to time, plus any deductions for interest, taxes on income and extraordinary and non-operating items of expense deducted in computing net income and less any items of interest income and extraordinary and non-operating items of income included in computing net income for the applicable six-month period. In computing Operating Profits, the results of operations of any business acquired or established during the applicable six-month period shall be excluded unless otherwise determined by the Committee in connection with establishing the Operating Performance Objectives for the applicable six-month period. The Committee shall in its sole discretion determine whether any items constitute non-operating items of expense or income for purposes of calculating Operating Profits.

     (e) Plan Year. The fiscal year of the Company, which commences October 1 and ends the following September
          30.

     (f) Return on Operating Assets. The net income of the Company (or a designated unit within the Company) for the applicable six-month period of a Plan Year, determined in accordance with generally accepted accounting principles as applied by the Company from time to time, divided by the average total month-end assets (exclusive of cash and investments) of the Company (or such unit) for such six-month period and the day immediately prior to the commencement of such six-month period. In computing Return on Operating Assets, the assets of any business acquired and the proceeds of (and any interest earned or paid on) any securities or debt issued by the Company during the applicable six-month period of the Plan Year shall be excluded unless otherwise determined by the Committee in connection with establishing the Operating Performance Objectives for such six-month period.

                                SECTION 3

                           OPERATION OF PLAN
                           _________________

     (a) Prior to, or as promptly as possible after, the beginning of each Plan Year, the Committee shall:

          (i) determine, based on position, the key executives of the Company who shall be Participants in the Plan for the Plan Year;
          (ii) establish a Target Total Compensation for each Participant for the Plan Year, based on marketplace data;
          (iii) determine the degree to which each Participant's compensation will be leveraged against performance;
          (iv) establish an Incentive Component for each Participant, expressed as an Incentive Percentage of Base Salary, according to the degree to which that executive's compensation is to be leveraged;
          (v) determine a Base Salary for each Participant by subtracting from that Participant's Target Total Compensation the Incentive Component established pursuant to paragraph (iv) above;
          (vi) determine which types of Performance Objectives will be set for each Participant for the Plan Year. Such objectives may consist of one or more Company-Based Operating Performance Objectives (e.g., Operating Profit Objectives, Return on Operating Asset Objectives, and Objectives based on individual division, group, location, or other business unit performance) and Individual Performance Objectives (i.e., Objectives based on individual Participant performance), as the Committee may specify; and (vii) establish for each Performance Objective for each
                Participant for the Plan Year the Applicable
                Percentage of the total Incentive Component for that Participant allocable to that Performance Objective; such Applicable Percentages shall aggregate 100%.

     (b) Prior to, or as promptly as possible after, the beginning of each Plan Year, the Committee shall also establish Performance Objectives for each Participant. Company-Based Operating Performance Objectives will be established for the first six months of the Plan Year (i.e., October through the following March), and Individual Performance Objectives will be established for the Plan Year. Prior to, or as promptly as possible after, April 1 of each Plan Year, the Committee shall establish Company-Based Operating Performance Objectives for the second six months of the Plan Year (i.e., April through September).

     (c) When the Company's financial statements become available following March 31 of the Plan Year for the six-month period from October through March, and following September 30 of the Plan Year for the six-month period from April through September, the Committee shall cause to be made such calculations of Operating Profits, Return on Operating Assets, and other relevant data as it deems appropriate for such six-month period and shall make the final determination of Operating Profits, Return on Operating Assets, and other data for such six-month period for purposes of determining attainment of Company-Based Operating Performance Objectives under the Plan. Based on such determinations, the Incentive Payment relating to the Company-Based Operating Performance Objectives for each Participant for such six-month period shall be calculated by multiplying an amount equal to one-half of each Participant's Base Salary by the Incentive Percentage of Base Salary established for such Participant pursuant to Section 3(a)(iv), and by multiplying such product by the sum of the products of each Applicable Percentage and Applicable Multiplier relating to Company-Based Operating Performance Objectives. For example, if a Participant's total Incentive Percentage of Base Salary is 45%, if the Applicable Percentages of his or her total Incentive Component are Operating Profits: 40%, Return on Operating Assets: 40%, and Individual Performance
          Objective: 20%, and if the Applicable Multiplier of Operating Profits is 1.25 and the Return on Operating Assets is 1.10 for the six-month period from October through March, the Participant's Incentive Payment with respect to Company-Based Operating Performance Objectives for that six-month period shall be calculated as follows: [1/2 Base Salary] times [0.45] times [[0.40][1.25] plus [0.40][1.1]] = 1/2 Base Salary times 0.45 times 0.94 = 42.3% of 1/2 Base Salary, or 21.15% of Base Salary. The Committee may, in its sole discretion, increase the aggregate Incentive Payments so determined for all Participants under this Section
          3(c) for a six-month period by up to 10% and allocate
          such increase among some or all of the Participants in its sole discretion.

     (d) Following each Plan Year, the Chief Executive Officer shall assess, or shall cause such officers or employees as he or she designates to assess, and review with each Participant (other than the Chief Executive Officer) whose Performance Objectives include Individual Performance Objectives, the Participant's individual performance during the Plan Year and report to the Committee the degree of attainment of such Individual Performance Objectives. Based on such determinations, the Incentive Payment relating to the Individual Performance Objectives for the Participant for the Plan Year shall be calculated by multiplying the Participant's Base Salary by the Incentive Percentage of Base Salary established for such Participant pursuant to Section 3(a)(iv), and by multiplying such product by the sum of the products of each Applicable Percentage and Applicable Multiplier relating to Individual Performance Objectives. For example, in the case of the Participant described in Section 3(c), if the Applicable Multiplier of the Participant's Individual Performance Objective is 1.0, the Participant's Incentive Payment with respect to his or her Individual Performance Objective for the Plan Year shall be calculated as follows: [Base Salary] times [0.45] times [[0.20][1.0]] = Base Salary times 0.45 times 0.20 = 9% of Base Salary. If one or more of a Participant's Individual Performance Objectives are based on operating performance (e.g., at a corporate, division, group, or location level), attainment of such Objectives will be determined based on operating performance during the last six months (i.e., April through September) of the Plan Year only. The
          Committee may, in its sole discretion, increase the aggregate Incentive Payments so determined for all Participants under this Section 3(d) for a Plan Year by up to 10% and allocate such increase among some or all of the Participants in its sole discretion.

     (e) Incentive Payments calculated as set forth in Section 3(c) and (d) shall be made at such time as is determined by the Committee but in any event within 90 days following the first Board meeting after financial statements become available following: (i) March 31 of the Plan Year, in the case of Incentive Payments relating to Company-Based Operating Performance Objectives for the first six months of the Plan Year; and (ii) September 30 of the Plan Year, in the case of Incentive Payments relating to Company-Based Operating Performance Objectives for the second six months of the
          Plan Year and to Individual Performance Objectives for
          the Plan Year.

                              SECTION 4

                            PARTICIPATION
                            _____________

     Section 3(a) of the Plan provides for the selection by the Committee on an annual basis of Participants in the Plan. The Committee may, in addition, from time to time during a Plan Year designate, by name and/or job title, additional officers or employees as Participants in the Plan for the current Plan Year.

     Designation by the Committee as a Participant in the Plan for any Plan Year shall not bestow upon the Participant any right to continued employment with the Company.

                              SECTION 5

                      TERMINATION OF EMPLOYMENT
                      _________________________

     Except as provided in the immediately following sentence, no payment under the Plan shall be made to any person who is not actively employed by the Company at the time payments are made under Section 3(e), regardless of whether or not the individual continues to receive compensation from the Company in accordance with any type of termination arrangement. At the discretion of the Committee, a payment or a reduced payment under the Plan may be made to a former Participant who has died or retired, become disabled or otherwise has voluntarily left the employment of the Company with the consent of the Chief Executive Officer prior to the payment. A payment which the Committee has determined to make on behalf of a deceased Participant shall be delivered to his or her legal representative or to such other person or persons as the Committee may determine.

                              SECTION 6

                           ADMINISTRATION
                           ______________

     The Plan shall be administered by the Committee, which shall have the sole discretion to interpret and effectuate the provisions of the Plan and resolve all disputes concerning the Plan. All actions of the Committee in connection with the Plan and all decisions of the Committee with respect to questions arising as to the interpretation or operation of the Plan shall be final and binding on all persons. In no event may a member of the Committee be a Participant while he or she is a member of the Committee.

                              SECTION 7

                           MISCELLANEOUS
                           _____________

     (a) Assignability. No Participant may sell, assign, transfer, pledge or encumber any expectation of or right to a payment under the Plan, and any attempt to do so shall be void.

     (b) No Segregation of Assets. Payments under the Plan shall be made, if at all, out of the general assets of the Company, and the Plan shall not be construed to require the Company to segregate any monies or to create any trusts or to make any special deposits in connection with any payment made under the Plan.

     (c) Incentive Payments Not Part of Base Salaries. Incentive Payments under the Plan shall not be considered as part of the Participants' base salaries and shall not be used in the calculation of any other pay, allowance or benefit that uses solely base salary to determine the level and or amount of the benefit.

     (d) Gender. The masculine gender as used herein shall include the feminine and terms used in the singular shall include the plural, and vice versa, as appropriate.

     (e) Governing Law. The validity, construction and performance of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

     (f) No Personal Liability. Anything in the Plan to the contrary notwithstanding, the Plan shall not be construed to confer upon any Participant or other person any claim against any director or officer of the Company, the Board, the Committee or any member of the Board or Committee for any amount payable under the Plan.

     (g) Nonexclusivity. The Plan is not intended to and shall not preclude the Board or Committee from adopting or continuing such additional compensation arrangements for Participants or other employees as it deems desirable, including but not limited to any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive plans.

     (h) Claims Procedure. In the event of a claim of a denial or limitation of any benefit under the Plan, any Participant may file a written claim for a benefit under the Plan with the Committee in care of the Chief Executive Officer. Any such claim with respect to an Incentive Payment must be filed, if at all, within 60 days after the making of the Incentive Payment to the Participant pursuant to Section 3 of the Plan. The Committee shall act on such claim within 90 days after receipt thereof and shall promptly notify the Participant of its decision. If the Committee denies a claim in whole or in part, it shall specify in such notice the reasons for the denial of the claim, citing pertinent provisions of the Plan. The Participant shall have 60 days from the time of receipt of the notice of the Committee's denial, in whole or in part, of any claim to submit such additional material to the Committee as the Participant deems relevant and to request the Committee to reconsider its decision. The Committee shall notify the Participant of its decision on reconsideration within 60 days after receipt of the request for reconsideration. If the Committee does not render decisions within the time periods specified in this paragraph, the Committee shall be deemed to have denied the claim in the first instance or upon reconsideration, as the case may be. Pursuant to
          Section 6 of the Plan, all decisions of the Committee shall be final and binding.


                              SECTION 8

                             AMENDMENTS
                             __________

     The Board may, at any time and from time to time, amend, suspend or terminate in whole or in part, and if suspended or terminated may reinstate, any or all of the provisions of the Plan.

112097